 Exhibit 10.2

AMENDMENT #2 TO THE SELF-AMORTIZATION
PROMISSORY NOTE ISSUED ON AUGUST 31, 2020

THIS AMENDMENT #2 to the Note (as defined below) (the “Amendment”) is entered into as of November 30, 2020, by and between GrowLife, Inc., a Delaware corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain self-amortization promissory note originally issued by the Company to the Holder on August 31, 2020, in the original principal amount of $750,000.00 (as amended from time to time, the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Company shall issue 550,000 restricted shares of the Company’s common stock (the “Amendment Shares”) to the Holder on or before December 2, 2020.

2.  The first Amortization Payment (as defined in the Note) of $250,000.00 originally due on November 30, 2020, shall instead be due as follows: $125,000.00 on or before December 2, 2020 and $125,000.00 on or before December 31, 2020.

3. The Company shall no longer have the right to exercise the extension options contained in Sections 4.17(a), (b), and (c) of the Note, all of which are underneath the payment schedule in Section 4.17 of the Note.

4. If the Company fails to issue the Amendment Shares to the Holder on or before December 2, 2020, then this Amendment shall automatically be null and void and of no further force or effect.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GrowLife, Inc.	Labrys Fund, LP

By: /s/ Marco Hegyi	By: /s/ Thomas Silverman
Name: Marco Hegyi	Name: Thomas Silverman
Title: Chief Executive Officer	Title: Managing Member